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                                                                    EXHIBIT 23.1

PKF
Certified Public Accountants
A Professional Corporation


                                                      PKF
                                                      29 Broadway
                                                      New York, NY 10006
                                                      USA

                                                      Tel    212 867 8000
                                                      Fax    212 687 4346
                                                      www    pkfnewyork.com
                                                      E-mail info@pkfny.com





            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------






We consent to the inclusion in this Registration Statement of ZBB Energy Corporation and Subsidiaries (the "Company") on Form SB-2, of our report dated July 28, 2006 (except for Note 18 which is dated October 18, 2006), with respect to our audits of the Company's consolidated financial statements as of June 30, 2006 and for the two years in the period then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.



                                             /s/ PKF



New York, NY
October 27, 2006


Member of PKF International Limited, an association of legally independent firms.